Exhibit 32

CERTIFICATION

     To my knowledge, this Report on Form 10-Q of Tri-County Financial Corporation (the “Company”) for the quarter ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2004	By:	/s/ Michael L. Middleton
Michael L. Middleton
President and Chief Executive Officer

Date: November 15, 2004	By:	/s/ William J. Pasenelli
William J. Pasenelli
Executive Vice President and Chief Financial Officer